                                                                    EXHIBIT 4(a)




                               GEICO CORPORATION

                                          %
                                     ------

                                     Notes

                                      Due
                                      2005



                                  ------------



                         Dated as of ____________, 1995



                                  ------------



                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                    Trustee

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------
SECTION 1.01.    Definitions...........................................     1
SECTION 1.02.    Other Definitions.....................................     4
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.....     4
SECTION 1.04.    Rules of Construction.................................     5

                                   ARTICLE 2

                                 The Securities
                                 --------------
SECTION 2.01.    Form and Dating.......................................     5
SECTION 2.02.    Execution and Authentication..........................     5
SECTION 2.03.    Registrar and Paying Agent............................     6
SECTION 2.04.    Paying Agent To Hold Money in Trust...................     7
SECTION 2.05.    Securityholder Lists..................................     7
SECTION 2.06.    Transfer and Exchange.................................     7
SECTION 2.07.    Replacement Securities................................     8
SECTION 2.08.    Outstanding Securities................................     8
SECTION 2.09.    Temporary Securities..................................     9
SECTION 2.10.    Cancelation...........................................     9
SECTION 2.11.    Defaulted Interest....................................     9

                                   ARTICLE 3

                                   Covenants
                                   ---------
SECTION 3.01.    Payment of Securities.................................    10
SECTION 3.02.    SEC Reports...........................................    10
SECTION 3.03.    Limitation of Liens...................................    11
SECTION 3.04.    Limitation on Disposition of Stock of Restricted
                  Subsidiaries.........................................    13
SECTION 3.05.    Compliance Certificate................................    13
SECTION 3.06.    Further Instruments and Acts..........................    14

                                                                         Page
                                                                         ----
                                   ARTICLE 4

                               Successor Company
                               -----------------
SECTION 4.01.    When Company May Merge or Transfer Assets.............    14

                                   ARTICLE 5

                             Defaults and Remedies
                             ---------------------
SECTION 5.01.    Event of Default......................................    15
SECTION 5.02.    Acceleration..........................................    17
SECTION 5.03.    Other Remedies........................................    17
SECTION 5.04.    Waiver of Past Defaults...............................    17
SECTION 5.05.    Control by Majority...................................    17
SECTION 5.06.    Limitation on Suits...................................    18
SECTION 5.07.    Rights of Holders To Receive Payment..................    18
SECTION 5.08.    Collection Suit by Trustee............................    19
SECTION 5.09.    Trustee May File Proofs of Claim, etc. ...............    19
SECTION 5.10.    Priorities............................................    19
SECTION 5.11.    Undertaking for Costs.................................    20
SECTION 5.12.    Waiver of Stay or Extension Laws......................    20

                                   ARTICLE 6

                                    Trustee
                                    -------
SECTION 6.01.    Duties of Trustee.....................................    20
SECTION 6.02.    Rights of Trustee.....................................    22
SECTION 6.03.    Individual Rights of Trustee..........................    22
SECTION 6.04.    Trustee's Disclaimer..................................    22
SECTION 6.05.    Notice of Defaults....................................    23
SECTION 6.06.    Reports by Trustee to Holders.........................    23
SECTION 6.07.    Compensation and Indemnity............................    23
SECTION 6.08.    Replacement of Trustee................................    24
SECTION 6.09.    Successor Trustee by Merger...........................    25
SECTION 6.10.    Eligibility; Disqualification.........................    26
SECTION 6.11.    Preferential Collection of Claims Against Company.....    26

                                                                         Page
                                                                         ----
                                   ARTICLE 7

                      Discharge of Indenture; Defeasance
                      ----------------------------------
SECTION 7.01.    Discharge of Liability on Securities; Defeasance......    26
SECTION 7.02.    Conditions to Defeasance..............................    27
SECTION 7.03.    Application of Trust Money............................    28
SECTION 7.04.    Repayment to Company..................................    28
SECTION 7.05.    Indemnity for Government Obligations..................    28
SECTION 7.06.    Reinstatement.........................................    29

                                   ARTICLE 8

                                   Amendments
                                   ----------
SECTION 8.01.    Without Consent of the Holders........................    29
SECTION 8.02.    With Consent of Holders...............................    30
SECTION 8.03.    Compliance with Trust Indenture Act...................    31
SECTION 8.04.    Revocation and Effect of Consents and Waivers.........    31
SECTION 8.05.    Notation on or Exchange of Securities.................    31
SECTION 8.06.    Trustee To Sign Amendments............................    32

                                   ARTICLE 9

                                 Miscellaneous
                                 -------------
SECTION 9.01.    Trust Indenture Act Controls..........................    32
SECTION 9.02.    Notices...............................................    32
SECTION 9.03.    Communication by Holders with Other Holders...........    33
SECTION 9.04.    Certificate and Opinion as to Conditions Precedent....    33
SECTION 9.05.    Statements Required in Certificate or Opinion.........    33
SECTION 9.06.    When Securities Disregarded...........................    34
SECTION 9.07.    Rules by Trustee, Paying Agent and Registrar..........    34
SECTION 9.08.    Legal Holidays........................................    34
SECTION 9.09.    Governing Law.........................................    34

                                                                         Page
                                                                         ----
SECTION 9.10.    No Recourse Against Others............................    35
SECTION 9.11.    Successors............................................    35
SECTION 9.12.    Multiple Originals....................................    35
SECTION 9.13.    Table of Contents; Headings...........................    35
Exhibit A--Form of Security

                            CROSS-REFERENCE TABLE 1/





  TIA                                                      Indenture
Section                                                     Section
- -------                                                    ---------
310(a)(1)     .........................................     6.10
   (a)(2)     .........................................     6.10
   (a)(3)     .........................................     N.A.
   (a)(4)     .........................................     N.A.
   (b)        .........................................     6.08; 6.10
   (c)        .........................................     N.A.
311(a)        .........................................     6.11
   (b)        .........................................     6.11
   (c)        .........................................     N.A.
312(a)        .........................................     2.05
   (b)        .........................................     9.03
   (c)        .........................................     9.03
313(a)        .........................................     6.06
   (b)(1)     .........................................     N.A.
   (b)(2)     .........................................     6.06
   (c)        .........................................     6.06; 9.02
   (d)        .........................................     6.06
314(a)        .........................................     3.02; 3.05;
                                                            9.02
   (b)        .........................................     N.A.
   (c)(1)     .........................................     9.04
   (c)(2)     .........................................     9.04
   (c)(3)     .........................................     N.A.
   (d)        .........................................     N.A.
   (e)        .........................................     9.05
   (f)
315(a)        .........................................     6.01
   (b)        .........................................     6.05; 9.02
   (c)        .........................................     6.01
   (d)        .........................................     6.01
   (e)        .........................................     5.11
316(a)(1)(A)  .........................................     5.05
   (a)(1)(B)  .........................................     5.04
   (a)(2)     .........................................     N.A.
   (a)(last sentence)  ................................     9.06
   (b)        .........................................     5.07
   (c)

- ----------
1/ Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

317(a)(1)     ........................................      5.08
   (a)(2)     ........................................      5.09
   (b)        ........................................      2.04
318(a)        ........................................      9.01

                           N.A. means Not Applicable

  INDENTURE dated as of __________, 1995, between GEICO CORPORATION, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee").

   Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's ____% Notes Due __________, 2005 (the "Securities"):


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

   SECTION 1.01.  Definitions.
                  ------------

   "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

   "Business Day" means each day which is not a Legal Holiday.

   "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

   "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor under the indenture securities.

   "Consolidated Tangible Net Worth" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles consistently applied, less (a) the total liabilities appearing on such balance sheet, and (b) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of:
(i) all trade names, trademarks, licenses, patents, copyrights and goodwill;
(ii) organizational and development costs (other than deferred policy acquisition costs); and (iii) unamortized debt discount and expense, less unamortized premium.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

   "Indenture" means this Indenture as amended or supplemented from time to time.

   "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

   "Officer" means either President and Chief Executive Officer, any Vice President, the Treasurer or the Secretary of the Company.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Opinion of Counsel" means a written opinion acceptable to the Trustee from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

   "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

   "principal" of a Security means the principal of the Security payable on the Security which is due or overdue or is to become due at the relevant time.

   "Restricted Subsidiary" means any Subsidiary which is incorporated under the laws of the United States of America, any State thereof or the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses; provided,
                                                                 --------
however, that no Subsidiary shall be a Restricted Subsidiary if the total assets
- -------
of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recently prepared balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, as at the end of a fiscal quarter of the Company or such Subsidiary, as applicable, prepared in accordance with generally accepted accounting principles.

   "SEC" means the Securities and Exchange Commission.

   "Securities" means the Securities issued under this Indenture.

   "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

   "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

   "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Stock" means, with respect to any Subsidiary, stock of any class or classes (or equivalent interest) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such Subsidiary, even though the right to so vote has been suspended by the happening of such a contingency.

   SECTION 1.02.   Other Definitions.
                   ------------------

                                                 Defined in
           Term                                   Section
           ----                                  ----------

     "Bankruptcy Law"..........................    5.01
     "Custodian"...............................    5.01
     "Debt"....................................    3.03
     "defeasance option".......................    7.01(b)
     "Event of Default"........................    5.01
     "Legal Holiday"...........................    9.08
     "Paying Agent"............................    2.03
     "Registrar"...............................    2.03

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is
incorporated by reference in and made a part of this Indenture.   The following
TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04.  Rules of Construction.  Unless the contest otherwise
                    ----------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt.


                                   ARTICLE 2

                                 THE SECURITIES

     SECTION 2.01.  Form and Dating.  The Securities and the Trustee's
                    ----------------
certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

     SECTION 2.02.  Execution and Authentication.  Two Officers shall sign the
                    -----------------------------
Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $100,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

     SECTION 2.03.  Registrar and Paying Agent.  The Company shall maintain an
                    ---------------------------
office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA and the relevant provisions of this Indenture and shall not otherwise be inconsistent with this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any Subsidiary or Affiliate may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     SECTION 2.04.  Paying Agent To Hold Money in Trust.  On or prior to each
                    ------------------------------------
due date of the interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such interest when so becoming due. At least one Business Day prior to each due date of the principal of any Security, the Company shall deposit with the Paying Agent a sum (which may be next-day funds) sufficient to pay such principal when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                    ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.06.  Transfer and Exchange.  The Securities shall be issued in
                    ----------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges. Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

     Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                    -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if neither the Trustee nor the Company has notice that such Security has been acquired by a bona fide purchaser and the Holder satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

     SECTION 2.08.  Outstanding Securities.  Securities outstanding at any time
                    -----------------------
are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities maturing then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09.  Temporary Securities.  Until definitive Securities are ready
                    ---------------------
for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.10.  Cancelation.  The Company at any time may deliver Securities
                    ------------
to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

     SECTION 2.11.  Defaulted Interest.  If the Company defaults in a payment of
                    -------------------
interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail or cause to be mailed by first-class mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of such proposed method of payment, such payment shall be deemed practicable by the Trustee in its sole discretion.


                                   ARTICLE 3

                                   COVENANTS

     SECTION 3.01.  Payment of Securities.  The Company shall promptly pay the
                    ----------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

     The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities plus 1% per annum to the extent lawful.

     SECTION 3.02.  SEC Reports.  The Company shall (a) file with the Trustee,
                    ------------
within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
(c) transmit to all Holders, to the extent and in the manner required by TIA (S) 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and (d) comply with all other provisions of TIA (S) 314(a).

     SECTION 3.03.  Limitation on Liens.  Except as provided in this Section,
                    --------------------
the Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money (all such indebtedness for borrowed money incurred, issued, assumed or guaranteed being hereinafter in this Section called "Debt") secured by a Lien on any property or assets, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary, or any shares of stock of any Restricted Subsidiary, without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt (or any bonds, debentures, notes or other similar evidences of indebtedness, whether or not for borrowed money) of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt of the Company and its Restricted Subsidiaries would not exceed 10% of Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

          (1) Liens on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          (2) Liens on property or shares of stock existing at the time of acquisition thereof by the Company or any Restricted Subsidiary;

          (3) Liens on property or shares of stock hereafter acquired (or, in the case of property, constructed (including construction of improvements or additions to improvements on existing property)) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within one year after such acquisition (or, in the case of property, the completion of such construction (including construction of improvements or additions to improvements on existing property) or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or, in the case of property (including construction of improvements or additions to improvements on existing property), the construction price) thereof;

          (4) Liens in favor of the Company or any Restricted Subsidiary;

          (5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any political subdivision, agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provisions of any statute;

          (6) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary; or

          (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive, provided, however, that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of stock that secured the

     Lien extended, renewed or replaced (plus improvements (including additions to improvements) on such property) and (ii) the Debt secured by such Lien at such time is not increased (except, with respect to a Lien on property, to the extent that additional Debt was incurred to provide for the payment of all or any part of the construction price of improvements or additions to improvements on such property).

     SECTION 3.04.  Limitation on Disposition of Stock of Restricted
                    ------------------------------------------------
Subsidiaries.  The Company will not, and will not permit any Subsidiary to,
- -------------
sell, transfer or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) except for, subject to Article 4, (i) a sale, transfer or other disposition of any Capital Stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) to a wholly owned Subsidiary of the Company; (ii) a sale, transfer or other disposition of the entire Capital Stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) held by the Company and its Subsidiaries for at least fair value (as determined by the Board of Directors of the Company acting in good faith); or
(iii) a sale, transfer or other disposition of any Capital Stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) for at least fair value (as determined by the Board of Directors of the Company acting in good faith) if, after giving effect thereto, the Company and its Subsidiaries would own at least 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary (or Subsidiary).

     SECTION 3.05.  Compliance Certificate.  The Company shall deliver to the
                    -----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA
(S) 314(a)(4).

     SECTION 3.06.  Further Instruments and Acts.  Upon request of the Trustee,
                    -----------------------------
the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE 4

                               SUCCESSOR COMPANY

     SECTION 4.01.  When Company May Merge or Transfer Assets.  The Company
                    ------------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as or entirety to, any person, unless:

          (1) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     The resulting, surviving or transferee person shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

              SECTION 5.01.  Event of Default.  An "Event of
                             -----------------
Default" occurs if:

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its stated maturity, upon declaration or otherwise;

          (3) the Company fails to comply with Section 3.04 or Section 4.01, and such failure continues for 15 days after the notice specified below;

          (4) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

          (5) the principal amount of any indebtedness for borrowed money (other than the Securities) of the Company or any Restricted Subsidiary is not paid within any applicable grace period after the final maturity of such indebtedness or is accelerated by the holders thereof because of an event of default, the total amount of such indebtedness for borrowed money unpaid or accelerated exceeds $25,000,000 and such default continues for 15 days after the notice specified below;

          (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 90 days.

     The term "Bankruptcy Law" means Title 11, United States Code, or any other
                                               ------------------
Federal or state bankruptcy, insolvency, reorganization or other similar law. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (3), (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which constitutes an Event of Default or which with the giving of notice or the lapse of time or both would become an Event of Default under clause (3), (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 5.02.  Acceleration.  If an Event of Default occurs and is
                    -------------
continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee and the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 5.03.  Other Remedies.  If an Event of Default occurs and is
                    ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 5.04.  Waiver of Past Defaults.  The Holders of a majority in
                    ------------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 5.05.  Control by Majority.  The Holders of a majority in principal
                    --------------------
amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the

Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking or not taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 5.06.  Limitation on Suits.  A Securityholder may not pursue any
                    --------------------
remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority of principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 5.07.  Rights of Holders To Receive Payment.  Notwithstanding any
                    -------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.08.  Collection Suit by Trustee.  If an Event of Default in
                    ---------------------------
payment of interest or principal specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 6.07.

     SECTION 5.09.  Trustee May File Proofs of Claim, etc.  The Trustee may file
                    --------------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

     SECTION 5.10.  Priorities.  If the Trustee collects any money pursuant to
                    -----------
this Article 5, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 6.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail or cause to be mailed by first-class mail to each

Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 5.11.  Undertaking for Costs.  In any suit for the enforcement of
                    ----------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in principal amount of the Securities.

     SECTION 5.12.  Waiver of Stay or Extension Laws.  The Company (to the
                    ---------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 6

                                    TRUSTEE

     SECTION 6.01.  Duties of Trustee.  (a) If an Event of Default has occurred
                    ------------------
and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 6.02.  Rights of Trustee.  (a) The Trustee may rely on any document
                    ------------------
believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     SECTION 6.03.  Individual Rights of Trustee.  The Trustee in its individual
                    -----------------------------
or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

     SECTION 6.04.  Trustee's Disclaimer.  The Trustee shall not be responsible
                    ---------------------
for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 6.05.  Notice of Defaults.  If a Default occurs and is continuing
                    -------------------
and a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as its Board of Directors, the Executive Committee of its Board of Directors or a trust committee of its Board of Directors or Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 6.06.  Reports by Trustee to Holders.  As promptly as practicable
                    ------------------------------
after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall, to the extent so required by TIA (S) 313(a), mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b) and TIA (S) 313(c).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 6.07.  Compensation and Indemnity.  The Company shall pay to the
                    ---------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.07) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 6.07 shall not be subordinate to any other liability or indebtedness of the Company.

     The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture.

     When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(6) or (7), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 6.08.  Replacement of Trustee.  The Trustee may resign at any time
                    -----------------------
by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 6.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 6.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

     SECTION 6.09.  Successor Trustee by Merger.  If the Trustee consolidates
                    ----------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 6.10.  Eligibility; Disqualification.  The Trustee shall at all
                    ------------------------------
times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

     SECTION 6.11.  Preferential Collection of Claims Against Company.  The
                    --------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                   ARTICLE 7

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 7.01.  Discharge of Liability on Securities; Defeasance.  (a) When
                    -------------------------------------------------
(i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 7.01(c) and 7.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 7.01(c), 7.02 and 7.06, the Company at any time may terminate all its obligations under the Securities and this Indenture ("defeasance option").

     If the Company exercises its defeasance option, payment of the Securities may not be accelerated because of an Event of Default.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.07, 6.08, 7.04, 7.05 and 7.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 6.07, 7.04 and 7.05 shall survive.

     SECTION 7.02.  Conditions to Defeasance.  The Company may exercise its
                    -------------------------
defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

          (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in

     Section 5.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

          (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) the deposit does not constitute a default under any other agreement binding on the Company;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

          (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 7 have been complied with.

     SECTION 7.03.  Application of Trust Money.  The Trustee shall hold in trust
                    ---------------------------
money or U.S. Government Obligations deposited with it pursuant to this Article
7. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall not be required to reinvest any payments of principal or interest received by the Trustee in respect of any U.S. Government Obligations.

     SECTION 7.04.  Repayment to Company.  Subject to Section 6.07, the Trustee
                    ---------------------
and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 7.05.  Indemnity for Government Obligations.  The Company shall pay
                    -------------------------------------
and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 7.06.  Reinstatement.  If the Trustee or Paying Agent is unable to
                    --------------
apply any money or U.S. Government Obligations in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 8

                                   AMENDMENTS

      SECTION 8.01.  Without Consent of the Holders.  The Company and the
                     -------------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 4;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

          (4) to add guarantees with respect to the Securities;

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

          (7) to make any change that does not adversely affect the rights of any Securityholder.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 8.02.  With Consent of Holders.  The Company and the Trustee may
                    ------------------------
amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a minority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the fixed maturity of any Security;

          (4) make any Security payable in a currency other than that stated in the Security; or

          (5) make any change in Section 5.04 or 5.07 or this Section.

     It shall not be necessary for the consent of the Holders under this Section
8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 8.03.  Compliance with Trust Indenture Act.  Every amendment to
                    ------------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 8.04.  Revocation and Effect of Consents and Waivers.  A consent to
                    ----------------------------------------------
an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

     The Company shall fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above and the Company shall give the Trustee written notice of such date. Notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 8.05.  Notation on or Exchange of Securities.  If an amendment
                    --------------------------------------
changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company may cause the Trustee to place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 8.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                    ---------------------------
amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.01.  Trust Indenture Act Controls.  If any provision of this
                    -----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 9.02.  Notices.  Any notice or communication shall be in writing
                    --------
and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

               GEICO Corporation
               One GEICO Plaza
               Washington, D.C. 20076-0001

               Attention:  Corporate Secretary

          if to the Trustee:

               United States Trust Company of New York
               114 West 47th Street (15th Floor)
               New York, N.Y. 10036

               Attention:  Corporate Trust Department


     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Security-holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 9.03.  Communication by Holders with Other Holders.
                    --------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     SECTION 9.04.  Certificate and Opinion as to Conditions Precedent.  Upon
                    ---------------------------------------------------
any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 9.05.  Statements Required in Certificate or Opinion.  Each
                    ----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

     SECTION 9.06.  When Securities Disregarded.  In determining whether the
                    ----------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether a Trust Officer shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 9.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee
                    ---------------------------------------------
may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 9.08.  Legal Holidays.   A "Legal Holiday" is a Saturday, a Sunday
                    ---------------
or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 9.09.  Governing Law.  This Indenture and the Securities shall be
                    --------------
governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 9.10.  No Recourse Against Others.  A director, officer, employee
                    ---------------------------
or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 9.11.  Successors.   All agreements of the Company in this
                    -----------
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 9.12.  Multiple Originals.  The parties may sign any number of
                    -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 9.13.  Table of Contents; Headings.  The table of contents, cross-
                    ----------------------------
reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              GEICO CORPORATION,
Attest:


                              by
- ---------------------------      ---------------------------
Name:  Rosalind A. Phillips      Name:  W. Alvon Sparks, Jr.
Title: Corporate Secretary       Title: Executive Vice
                                        President and Chief
                                        Financial Officer

                              UNITED STATES TRUST COMPANY OF
                                NEW YORK,
Attest:


                                by
- ------------------------------     ------------------------------
Name:                              Name:
Title:                             Title:

                                                                       EXHIBIT A
                           [FORM OF FACE OF SECURITY]


NO.                                                               $


                            ___ % NOTE DUE 2005

GEICO Corporation, a Delaware corporation, promises to pay to          , or
registered assigns, the principal sum of          Dollars on _______, 2005.

Interest Payment Dates:  Each _______ and ________.

Record Dates:  Each _______ and _______.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:



                              GEICO CORPORATION,

                              BY _____________________________
                                 President and Chief Executive
                                 Officer-Insurance Operations


                                 _____________________________
                                 President and Chief Executive
                                 Officer-Capital Operations

                                 _____________________________
                                 Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

UNITED STATES TRUST COMPANY
OF NEW YORK,
as Trustee, certifies that this is                    [Seal]
 one of the Securities referred
 to in the Indenture.

by_______________________
Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                            ___ % NOTE DUE 2005


1.   Interest
     --------

     GEICO Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on ________ and ________ of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from __________, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities plus 1% per annum to the extent lawful.


2.   Method of Payment
     -----------------

     The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the ________ or ________ next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.   Paying Agent and Registrar
     --------------------------

     Initially, United States Trust Company of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar at any time and shall promptly notify the Securityholders thereof. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.   Indenture
     ---------

     The Company issued the Securities under an Indenture dated as of _________, 1995 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the creation of Liens by the Company and the Restricted Subsidiaries.


5.   Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


6.   Persons Deemed Owners
     ---------------------

     The registered holder of this Security may be treated as the owner of it for all purposes.


7.   Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


8.   Defeasance
     ----------

     Subject to certain conditions, the Company at any time may terminate certain of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity.


9.   Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 4 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act or to add additional covenants or surrender Company rights, or to make any change that does not adversely affect the rights of any Securityholder.


10.  Defaults and Remedies
     ---------------------

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $25,000,000 and continues for 15 days after the required notice to the Company; and (v) certain events of bankruptcy or insolvency. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


11.  Trustee Dealings with the Company
     ---------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


12.  No Recourse Against Others
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


13.  Authentication
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

14.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


15.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          GEICO Corporation
          One GEICO Plaza
          Washington, D.C. 20076-0001

          Attention of Corporate Secretary

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

_____________________________________________________
(Print or type assignee's name, address and zip code)


_____________________________________________
(Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint ____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




Date: __________________    Your Signature:  ____________________



Sign exactly as your name appears on the other side of this Security.